      LOGO
                                AutoImmune Inc.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 28, 1998

  The Annual Meeting of Shareholders of AutoImmune Inc. (the "Company") will be held on Thursday, May 28, 1998 at 11:00 o'clock in the morning, Eastern Standard Time, at the Louis D. Brandeis Conference Center, 16th Floor, Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts, for the following purposes:

    1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To consider and act upon a proposal to approve the AutoImmune Inc. 1998 Stock Option Plan.

    3. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed April 3, 1998 as the record date for determining the shareholders having the right to receive notice of and to vote at said Annual Meeting.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

Lexington, Massachusetts
April 8, 1998

  IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR SHARES OF CAPITAL STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                AUTOIMMUNE INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 28, 1998

  This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of AutoImmune Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, May 28, 1998, and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified and to act upon a proposal to approve the 1998 Stock Option Plan (the "1998 Stock Option Plan").

  Shares of Common Stock of the Company represented by a properly executed proxy received prior to the date of the Annual Meeting and not revoked will be voted as directed in the proxy. If a proxy is signed and returned, but does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the nominees for directors, FOR approval of the other proposal described herein and in such manner as the proxies shall decide on any other matters that may properly come before the Annual Meeting.

  The Company's principal executive offices are located at 128 Spring Street, Lexington, Massachusetts 02173. The Company mailed this proxy statement and related form of proxy on or about April 8, 1998 to its shareholders of record on April 3, 1998.

                   ANNUAL REPORT AND INDEPENDENT ACCOUNTANTS

  The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, including financial statements and the report of Price Waterhouse LLP ("Price Waterhouse") thereon, is being mailed herewith to each of the Company's shareholders of record on April 3, 1998. The Board of Directors has selected Price Waterhouse as the Company's independent accountants for the current fiscal year. Representatives of Price Waterhouse are expected to be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                               VOTING SECURITIES

  The holders of record of shares of Common Stock of the Company on April 3, 1998 may vote at the Annual Meeting. On that date, there were 16,493,986 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. So long as a quorum is present at the Annual Meeting, (i) the directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote at the Meeting and (ii) the 1998 Stock Option Plan may be approved by the affirmative vote of holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote thereon. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will have no effect on the outcome of the election of directors. With regard to the proposal to approve the 1998 Stock Option Plan, votes may be cast for or against or a shareholder may abstain. Abstentions will have the effect of a vote against the 1998 Stock Option Plan and broker non-votes will have no effect on whether the 1998 Stock Option Plan is approved.

  Any shareholder giving a proxy prior to the Annual Meeting has the power to revoke it at any time before it is exercised by a written revocation received by the Secretary of the Company or by executing and returning a proxy bearing a later date. Any shareholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. In addition, shareholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the Annual Meeting.

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide that the number of directors that shall constitute the Board of Directors shall be determined by the Board of Directors from time to time, but in no event shall the number of directors be less than three. The Company's Board of Directors has currently set the number of directors at six.

  It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the persons named in the following table, all of whom are now directors of the Company, to serve for the ensuing year and until their successors are elected and qualified. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of said persons will be unwilling or unable to serve if elected.

                                                                        DIRECTOR
            NAME                                                    AGE  SINCE
            ----                                                    --- --------
        Robert C. Bishop, Ph.D. ...................................  55   1992
        Hugh A. D'Andrade..........................................  59   1994
        Allan R. Ferguson..........................................  55   1988
        R. John Fletcher...........................................  52   1991
        Henri A. Termeer...........................................  51   1992
        Barry Weinberg.............................................  59   1988

  Robert C. Bishop, Ph.D. has served as President and Chief Executive Officer of the Company since he joined the Company in May 1992. Prior to joining the Company, Dr. Bishop held senior management positions at Allergan, Inc., an eye and skin care company, including President, Allergan Medical Optics from 1986 to 1988; Senior Vice President, Corporate Development from December 1988 to August 1989, President, Allergan Pharmaceuticals, Inc. from August 1989 to February 1991 and Group President, Therapeutics from February 1991 to May 1992. Dr. Bishop received his B.A. degree and a Ph.D. in biochemistry from the University of Southern California and his M.B.A. from the University of Miami. Dr. Bishop is also a director of Quintiles Transnational Corp. and Millipore Corporation.

  Hugh A. D'Andrade has been Vice Chairman and Chief Administrative Officer of Schering-Plough Corporation since January 1996 and was Executive Vice President (Administration) of Schering-Plough Corporation from January 1984 to January 1996. Mr. D'Andrade is also a director of Schering-Plough Corporation.

  Allan R. Ferguson has been General Partner of Atlas Venture, an international venture capital fund which invests in early stage health care companies, and leader of its Life Science team, since April 1994. He has also been a Managing Partner of Aspen Venture Partners, L.P., a limited partnership formed to carry on the venture capital activities of 3i Ventures in the United States, since March 1991. Mr. Ferguson is also a director of ArQule, Inc., CytoMed, Inc., NitroMed, Inc., Scriptgen Pharmaceuticals, Inc., Triad Investors Corporation and FluidSense LLC.

  R. John Fletcher is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting firm founded in 1983 specializing in strategy development for high technology and health care businesses. Mr. Fletcher is a director of Cayenne Software, Inc. and Nitinol Medical Technologies, Inc.

  Henri A. Termeer has been President since 1983, Chief Executive Officer since 1985 and Chairman of the Board of Directors since 1988, of Genzyme Corporation, an international health care company that develops, manufactures and markets its own products. Mr. Termeer is also a director of ABIOMED, Inc., H2Q Healthcare Investors, Genzyme Corp. and Genzyme Transgenics Corp. Mr. Termeer is also a Trustee of Hambrecht & Quist Healthcare Investors, Inc. and Hambrecht & Quist Life Sciences, Inc., closed-end investment companies whose investment advisor is Hambrecht & Quist Capital Management Incorporated, an affiliate of Hambrecht & Quist LLC.

  Barry Weinberg is Chairman of the Board of Directors. From September 1988 to May 1992, Mr. Weinberg was President of the Company. He is a co-founder and for more than five years has been President of CW Group, Inc., a venture capital management firm specializing in the health care industry. Mr. Weinberg is a director of CareAdvantage, Inc. and Scriptgen Pharmaceuticals, Inc..

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

  The Board of Directors currently has formed the following committees:

    (a) Compensation Committee, consisting of Messrs. Ferguson, Fletcher and Termeer, the function of which is to review compensation paid to the Company's officers and employees and to administer the Company's stock option plans.

    (b) Audit Committee, consisting of Messrs. Ferguson, Fletcher and Termeer, the function of which is to consult with the Company's independent auditors to ascertain compliance with appropriate audit procedures.

  During fiscal 1997, the Board of Directors met seven times, the Audit Committee met twice, and the Compensation Committee met five times. Each director, except Mr. Weinberg, who attended 71.4% of the meetings, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees on which he served that were held in fiscal year 1997 during the period that he served.

  Directors currently do not receive any fees for service on the Board of Directors but they are reimbursed for their expenses for each meeting attended. In addition, pursuant to the Stock Option Plan for Nonemployee Directors (the "Nonemployee Director Plan"), each director who is not an employee of the Company automatically receives an option to purchase 25,000 shares of Common Stock of the Company immediately following the annual meeting of shareholders at which he is first elected and an option to purchase 6,500 shares of Common Stock annually thereafter if he continues to be eligible under the terms of the Nonemployee Director Plan. Each nonemployee director who is a member of any standing committee of the Board of Directors automatically receives an additional option to purchase 1,000 shares of Common Stock of the Company immediately following his first election to a standing committee of the Board of Directors (a "Committee Initial Grant"). An option to purchase 1,000 shares of Common Stock is automatically granted every four years to a director who continues to be a member of the standing committee for which he received a Committee Initial Grant, provided that the director continues to be eligible under the terms of the Nonemployee Director Plan. The exercise price of options granted under the Nonemployee Director Plan is equal to the closing price of a share of the Company's Common Stock on the Nasdaq National Market System on the date the option is granted. The options become exercisable in four equal annual installments commencing one year after the date of grant, provided that the director continues to be eligible under the terms of the Nonemployee Director Plan.

  The Company had planned to begin paying nonemployee directors fees for their services during 1997. The Board of Directors decided, however, that payment of such fees was not timely and, in lieu thereof, each nonemployee director was granted an option to purchase 10,000 shares of Common Stock under the 1988 Option Plan in addition to the grants normally received under the Non-Employee Director Plan. As a consequence in 1997, Hugh A. D'Andrade and Barry Weinberg each received options to purchase 16,500 shares of Common Stock, R. John Fletcher received options to purchase 17,500 shares of common stock and Allan
R. Ferguson and Henri A. Termeer each received options to purchase 18,500 shares of common stock.

  All directors hold office until the next meeting of the shareholders of the Company and until their successors are elected and qualified. There are no family relationships among directors or executive officers of the Company.

                            EXECUTIVE COMPENSATION

  The following table contains a summary of the annual, long-term and other compensation for each of the Company's fiscal years ended December 31, 1995, 1996 and 1997 of those persons who were, during 1997, the Chief Executive Officer, the three other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1997 and two executive officers who were no longer serving in their capacities as such at December 31, 1997. The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts in 1997.

                          SUMMARY COMPENSATION TABLE

                                                   LONG TERM
                                                  COMPENSATION
                                                  ------------
                                       ANNUAL
                                    COMPENSATION     AWARDS
                                   -------------- ------------
                                                   SECURITIES
                                   SALARY  BONUS   UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION  YEAR   ($)    ($)   OPTIONS(#)*    COMPENSATION($)
 ---------------------------  ---- ------- ------ ------------   ---------------
Robert C. Bishop............. 1995 264,933 79,459       --              741(1)
 President and                1996 283,308 85,000    15,000           1,040(1)
 Chief Executive Officer      1997 306,538 73,600   216,000(2)       26,250(3)
Malcolm J.F. Fletcher........ 1995 140,324 26,000       --              200(1)
 Vice President,              1996 148,262 27,000     9,000             100(1)
 Clinical and Regulatory      1997 161,115 31,600   174,250(4)       14,167(3)
  Affairs
Jo Ann Wallace............... 1995 130,000 25,000       --            1,155(5)
 Vice President,              1996 140,000 28,000     9,000          12,096(5)
 Corporate Development        1997 153,442 30,000   183,000(6)       14,333(7)
Heather A. Ellerkamp......... 1997  93,539 13,700    35,600(9)        8,500(3)
 Treasurer and Director of
 Finance(8)
Fredric G. Bader............. 1995 149,969 32,000       --            1,000(1)
 Vice President,              1996 161,923 39,500    10,000           1,000(1)
  Operations(10)              1997  93,943    --     25,000(11)      89,933(12)
Michael W. Rogers............ 1995  66,923 13,000   165,000          11,288(5)
 Vice President, Chief        1996 154,423 30,000     9,000          12,572(5)
  Financial Officer           1997  84,613    --     61,750(13)      65,276(12)
 and Treasurer(10)

--------
  * On June 19, 1997, the Compensation Committee offered each active employee of the Company, as well as Messrs. Bader and Rogers, the right to exchange certain of his or her then existing options for options (the "Repricing Offer") to purchase 75% of the number of shares represented by the existing options at an exercise price equal to the fair market value of the Common Stock on that date (the "Repriced Options"). In addition, the Committee cancelled all existing options which contained provisions accelerating vesting upon the achievement of certain corporate milestones ("TARSOPs"). On July 11, 1997, the Committee granted to certain employees new options (the "Amended Options") in replacement of the TARSOPs. Both the Repriced Options and Amended Options are included in the "Securities Underlying Options" reported for 1997. See Report on Repricing and Amendment of Options.
 (1) Represents expenses for personal financial planning for which the Company reimbursed Dr. Bishop, Mr. Bader and Dr. Fletcher.
 (2) Includes 24,000 shares underlying Repriced Options which were issued in replacement of options to purchase 32,000 shares which were cancelled and 175,000 shares underlying Amended Options which were issued in replacement of TARSOPs to purchase 155,000 shares which were cancelled. See Option Grants in Last Fiscal Year and Report on Repricing and Amendment of Options.
 (3) Represents an employee retention program payment equal to one month's salary.
 (4) Includes 14,250 shares underlying Repriced Options which were issued in replacement of options to purchase 19,000 shares which were cancelled and 150,000 shares underlying Amended Options which were issued in replacement of

    TARSOPs to purchase 135,000 shares which were cancelled. See Option Grants in Last Fiscal Year and Report on Repricing and Amendment of Options.
 (5) Represents expenses for relocation for which Mr. Rogers and Ms. Wallace were reimbursed by the Company.
 (6) Includes 33,000 shares underlying Repriced Options which were issued in replacement of options to purchase 44,000 shares which were cancelled and 140,000 shares underlying Amended Options which were issued in replacement of TARSOPs to purchase 115,000 shares which were cancelled. See Option Grants in Last Fiscal Year and Report on Repricing and Amendment of Options.
 (7) Represents $1,000 in expenses for personal financial planning for which the Company reimbursed Ms. Wallace and an employee retention program payment equal to one month's salary.
 (8) Ms. Ellerkamp became an executive officer of the Company on June 19, 1997.
 (9) Includes 12,600 shares underlying Repriced Options which were issued in replacement of options to purchase 16,800 shares which were cancelled and 14,000 shares underlying Amended Options which were issued in replacement of TARSOPs to purchase 5,000 shares which were both granted and cancelled in 1997. See Option Grants in Last Fiscal Year and Report on Repricing and Amendment of Options.
(10) Mr. Rogers left the employ of the Company on June 17, 1997; Mr. Bader left the employ of the Company on June 20, 1997.
(11) Includes 15,000 shares underlying Repriced Options which were issued in replacement of options to purchase 20,000 shares which were cancelled. See Option Grants in Last Fiscal Year and Report on Repricing and Amendment of Options.
(12) Represents severance payments and, for Mr. Bader, also includes $625 for personal financial planning for which he was reimbursed by the Company.
(13) Includes 51,750 shares underlying Repriced Options which were issued in replacement of options to purchase 69,000 shares which were cancelled. See Grants in Last Fiscal Year and Report on Repricing and Amendment of Options.

EMPLOYMENT AGREEMENT

  The Company entered into an employment agreement with Dr. Robert C. Bishop effective May 1, 1992, pursuant to which Dr. Bishop receives a base salary to be reviewed annually by the Board of Directors, plus a mutually-agreed upon bonus in the event that certain milestones, which are determined annually, are achieved. Dr. Bishop's current base salary is $315,000 per year, and his maximum potential bonus is currently set at 30% of base salary. If the Company terminates Dr. Bishop's employment without cause, he is entitled to receive twelve months severance pay. Either party may terminate Dr. Bishop's employment agreement upon reasonable notice to the other party.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information with respect to options granted during fiscal 1997 under the Company's Amended and Restated 1988 Plan (the "1988 Plan") to the named executive officers.

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                              ANNUAL RATES OF
                         NUMBER OF    PERCENT OF TOTAL                          STOCK PRICE
                         SECURITIES       OPTIONS                              APPRECIATION
                         UNDERLYING      GRANTED TO                           FOR OPTION TERM
                          OPTIONS       EMPLOYEES IN   EXERCISE EXPIRATION ---------------------
          NAME           GRANTED(#)    FISCAL YEAR(1)  PRICE(2)    DATE        5%        10%
          ----           ----------   ---------------- -------- ---------- ---------- ----------
Robert C. Bishop........   17,000(3)         1.4%       $16.38    1/27/07  $  175,122 $  443,794
                           11,250(4)         1.0%         2.00    8/27/06      12,728     31,518
                           12,750(4)         1.1%         2.00    1/27/07      15,250     38,216
                          175,000(5)        14.8%         1.81    7/11/07     199,202    504,818
Malcolm J.F. Fletcher...   10,000(3)         0.8%        16.38    1/27/07     103,013    261,055
                            6,750(4)         0.6%         2.00    8/27/06       7,637     18,911
                            7,500(4)         0.6%         2.00    1/27/07       8,971     22,480
                          150,000(5)        12.7%         1.81    7/11/07     170,745    432,701
Jo Ann Wallace..........   10,000(3)         0.8%        16.38    1/27/07     103,013    261,055
                            7,500(4)         0.6%         2.00    1/27/07       8,971     22,480
                            6,750(4)         0.6%         2.00    8/27/06       7,637     18,911
                           18,750(4)         1.6%         2.00   10/10/04      16,069     37,765
                          140,000(5)        11.9%         1.81    7/11/07     159,362    403,854
Heather A. Ellerkamp....    4,000(3)         0.3%        16.38    1/27/07      41,205    104,422
                            5,000(6)         0.4%        16.38    1/27/03      27,854     63,191
                            3,000(7)         0.3%         2.00    3/20/06       3,195      7,815
                            2,100(7)         0.2%         2.00    2/28/05       1,914      4,546
                            4,500(7)         0.4%         2.00    2/22/04       3,467      8,011
                            3,000(7)         0.3%         2.00    1/27/07       3,588      8,992
                           14,000(5)         1.2%         1.81    7/11/07      15,936     40,385
Fredric G. Bader........   10,000(3)         0.8%        16.38    1/27/07     103,013    261,055
                            7,500(8)         0.6%         2.00    8/27/06       8,486     21,012
                            7,500(8)         0.6%         2.00    1/27/07       8,971     22,480
Michael W. Rogers.......   10,000(3)         0.8%        16.38    1/27/07     103,013    261,055
                            7,500(8)         0.6%         2.00    1/27/07       8,971     22,480
                            6,750(8)         0.6%         2.00    8/27/06       7,637     18,911
                           37,500(8)         3.2%         2.00     7/6/05      36,061     86,484

--------
(1) Options to purchase a total of 1,181,108 shares were granted to employees in fiscal 1997 under the 1988 Plan, including Repriced Options to purchase 254,138 shares which were issued in replacement of options to purchase 338,850 shares which were cancelled and Amended Options to purchase 512,000 shares which were issued in replacement of TARSOPs to purchase 420,000 shares, which were cancelled. See Report on Repricing and Amendment of Options.
(2) The exercise price may be paid in cash, by check or, in the discretion of the Committee, in shares of Common Stock valued at fair market value on the date of exercise or by delivery of a personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, or by any combination of the foregoing.
(3) Subsequent to the date of issuance, option was surrendered by the named recipient and cancelled in exchange for a Repriced Option to purchase 25% fewer shares. See Report on Repricing and Amendment of Options.
(4) Represents a Repriced Option issued in exchange for a previously issued stock option. The number of shares reflects a 25% reduction in the number of shares subject to the original option. The option vests in forty-eight equal monthly installments commencing one month following the issue date of the original option. The option, however, may not be exercised until June 19, 1998, except under certain circumstances. The option expires on the date the original option would have expired. Under the 1988 Plan, the Committee may at any time accelerate the exercisability of any option. See Report on Repricing and Amendment of Options.

(5) Option granted in replacement of TARSOPs cancelled. In the case of Dr. Bishop, 155,000 TARSOPs were cancelled; in the case of Dr. Fletcher, 135,000 TARSOPs were cancelled; in the case of Ms. Wallace, 115,000 TARSOPs were cancelled; and in the case of Ms. Ellerkamp, 5,000 TARSOPs were cancelled. With the exception of Ms. Ellerkamp, options become exercisable in forty-eight equal monthly installments commencing August 11, 1997. Ms. Ellerkamp's options becomes exercisable in four equal annual installments commencing July 11, 1998. Under the 1988 Plan, the Committee may at any time accelerate the exercisability of any option. See Report on Repricing and Amendment of Options.
(6) Subsequent to the date of issuance, option was cancelled. See Report on Repricing and Amendment of Options.
(7) Represents a Repriced Option issued in exchange for a previously issued stock option. The number of shares reflects a 25% reduction in the number of shares subject to the original option. The option vests in four equal annual installments commencing on the first anniversary of the issuance of the original option. The option, however, may not be exercised until June 19, 1998, except under certain circumstances. The option expires on the date the original option would have expired. Under the 1988 Plan, the Committee may at any time accelerate the exercisability of any option. See Report on Repricing and Amendment of Options.
(8) Represents a Repriced Option issued in exchange for a previously issued stock option. The number of shares reflects a 25% reduction in the number of shares subject to the original option. The option vests in four equal annual installments commencing on the first anniversary of the issuance of the original option. Vesting continued through the end of the grantee's severance period. See Report on Repricing and Amendment of Options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR-END OPTION VALUES

  The following table sets forth information as of December 31, 1997 concerning exercised and unexercised stock options held by the Chief Executive Officer and the named executive officers.

                                                                                        VALUE OF SECURITIES
                                                       NUMBER OF SECURITIES           UNDERLYING UNEXERCISED
                                                      UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                             SHARES                 OPTIONS AT FISCAL YEAR END         FISCAL YEAR END($)(1)
                          ACQUIRED ON     VALUE     ------------------------------   -------------------------
          NAME            EXERCISE (#) REALIZED ($) EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
          ----            ------------ ------------ -------------   --------------   ----------- -------------
Robert C. Bishop........       --            --          468,230          180,770      $918,345     $266,596
Malcolm J. F. Fletcher..       --            --           79,625          148,625       150,158      220,230
Jo Ann Wallace..........       --            --           14,583          158,416        21,875      231,355
Heather A. Ellerkamp....       --            --              --            26,600          --         37,506
Fredric G. Bader........     7,723       $85,571          70,652              --        138,635          --
Michael W. Rogers.......       --            --           20,438              --         26,774          --

--------
(1) Based upon a fair market value of $3.31 for a share of the Company's common stock which was the closing price for a share on December 31, 1997.

                 REPORT ON REPRICING AND AMENDMENT OF OPTIONS

  On June 19, 1997, the Compensation Committee offered each holder of stock options, who was also an active employee of the Company the right to exchange certain of his or her then existing options (the "Repricing Offer") for options to purchase 75% of the number of shares represented by the existing options at an exercise price equal to the fair market value of the Common Stock on the date of the repricing (the "Repriced Options"). The Repriced Options have the same vesting as the options being replaced (except for Repriced Options granted to Dr. Bishop, Dr. Fletcher and Ms. Wallace, the vesting of which was amended from four equal annual installments to forty-eight equal monthly installments). The Repriced Options are not exercisable, however, prior to June 19, 1998. In the case of Mr. Bader and Mr. Rogers, the Compensation Committee offered each the right to exchange his then existing options for options to purchase 75% of the number of shares represented by the existing options at an exercise price equal to the fair market value of the Common Stock on the date of the repricing. Under the Repricing Offer, options to purchase an aggregate of 338,850 shares were surrendered in exchange for Repriced Options to purchase 254,138 shares.

  In addition, on June 19, 1997, the Compensation Committee cancelled all existing options which contained provisions accelerating vesting upon the achievement of certain corporate milestones ("TARSOPs"). On July 11, 1997, the Compensation Committee granted certain employees, including the executive officers of the Company, new options (the "Amended Options") which were issued in replacement of cancelled options. Amended Options to purchase an aggregate of 512,000 shares were issued in replacement of TARSOPs to purchase 420,000 shares.

  The following table sets forth information as of December 31, 1997 concerning repricings and amendments of options held by any executive officer during the last ten completed fiscal years.

                   TEN-YEAR OPTION REPRICINGS AND AMENDMENTS

                                                                                      LENGTH OF
                                  NUMBER OF                   ORIGINAL                 ORIGINAL
                                  SECURITIES                  EXERCISE                  OPTION
                                  UNDERLYING   MARKET PRICE   PRICE OF                   TERM
                                   OPTIONS     OF STOCK AT   REPRICED,     EXERCISE   REMAINING
                                  REPRICED,      TIME OF    CANCELLED OR PRICE AFTER  AT DATE OF
                                 CANCELLED OR  REPRICING OR   AMENDED    REPRICING OR REPRICING
                                   AMENDED      AMENDMENT      OPTION     AMENDMENT       OR
         NAME             DATE       (#)           ($)          ($)          ($)      AMENDMENT
         ----            ------- ------------  ------------ ------------ ------------ ----------
Robert C. Bishop.......  6/19/97    11,250(1)      2.00         9.38         2.00     110 months
 President and Chief     6/19/97    12,750(1)      2.00        16.38         2.00     115 months
 Executive Officer       6/19/97   115,000(2)      2.00         8.13          --       73 months
                         6/19/97    40,000(2)      2.00         4.88          --       89 months
                         7/11/97   175,000(3)      1.81          --          1.81            --
Malcolm J.F. Fletcher..  6/19/97     6,750(1)      2.00         9.38         2.00     110 months
 Vice President,         6/19/97     7,500(1)      2.00        16.38         2.00     115 months
  Clinical               6/19/97    95,000(2)      2.00         8.13          --       73 months
 and Regulatory Affairs  6/19/97    40,000(2)      2.00         4.88          --       89 months
                         7/11/97   150,000(3)      1.81          --          1.81            --
Jo Ann Wallace.........  6/19/97    18,750(1)      2.00         4.88         2.00      88 months
 Vice President,         6/19/97     6,750(1)      2.00         9.38         2.00     110 months
 Corporate Development   6/19/97     7,500(1)      2.00        16.38         2.00     115 months
                         6/19/97    75,000(2)      2.00         4.88          --       88 months
                         6/19/97    40,000(2)      2.00         4.88          --       89 months
                         7/11/97   140,000(3)      1.81          --          1.81            --
Heather A. Ellerkamp...  6/19/97     4,500(4)      2.00         6.00         2.00      80 months
 Treasurer and Director  6/19/97     2,100(4)      2.00         5.88         2.00      92 months
  of                     6/19/97     3,000(4)      2.00        10.38         2.00     105 months
 Finance                 6/19/97     3,000(4)      2.00        16.38         2.00     115 months
                         6/19/97     5,000(2)      2.00        16.38          --      115 months
                         7/11/97    14,000(3)      1.81          --          1.81            --
Fredric G. Bader.......  6/19/97     7,500(5)      2.00         9.38         2.00     110 months
 Vice President,         6/19/97     7,500(5)      2.00        16.38         2.00     115 months
 Operations
Michael W. Rogers......  6/19/97     7,500(5)      2.00        16.38         2.00     115 months
 Vice President, Chief   6/19/97     6,750(5)      2.00         9.38         2.00     110 months
  Financial              6/19/97    37,500(5)      2.00        10.00         2.00      97 months
 Officer andTreasurer

--------
(1) Represents a Repriced Option issued in exchange for a previously issued stock option. The number of shares reflects a 25% reduction in the number of shares subject to the original option. The option vests in forty-eight equal monthly installments commencing one month following the issue date of the original option. The option may not be exercised, however, until June 19, 1998, except under certain circumstances. The option expires on the date the original option would have expired.

(2) Option cancelled.
(3) Represents an Amended Option granted in replacement of TARSOPs cancelled.
(4) Represents a Repriced Option issued in exchange for a previously issued stock option. The number of shares reflects a 25% reduction in the number of shares subject to the original option. The option vests in four equal annual installments commencing on the first anniversary of the issuance of the original option. The option may not be exercised, however, until June 19, 1998, except under certain circumstances. The option expires on the date the original option would have expired.
(5) Represents a Repriced Option issued in exchange for a previously issued stock option. The number of shares reflects a 25% reduction in the number of shares subject to the original option. The option vests in four equal annual installments commencing on the first anniversary of the issuance of the original option.

  The Compensation Committee determined that the Repricing Offer and the grant of Amended Options were necessary to provide incentive for employees to remain with the Company subsequent to a corporate restructuring, during which seventy percent of the Company's work force was terminated. The total number of options outstanding under the 1988 Option Plan on April 1, 1997 (before the corporate restructuring, Repricing Offer, the cancellation of the TARSOPs and the issuance of the Amended Options) was 2,537,433. The total number of options outstanding on December 31, 1997 was 1,968,565.

                                          Respectfully submitted,

                                          Allan R. Ferguson
                                          R. John Fletcher
                                          Henri A. Termeer

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is comprised of three non-employee directors. The Committee is responsible for the establishment and administration of the Company's executive compensation program. In addition, the Committee is responsible for the granting of awards under the Company's 1988 Plan and for the administration of the 1988 Plan, the Nonemployee Director Plan and the AutoImmune Inc. Employee Stock Purchase Plan. If the 1998 Stock Option Plan is adopted, the Committee will be responsible for granting awards under and the administration of the 1998 Stock Option Plan.

  The Compensation Committee's basic policy in setting compensation for the Company's executive officers is to ensure that compensation is (a) designed to align the interests of executive management with the long-term interests of the shareholders and (b) competitive with the compensation paid by other development stage biotechnology companies in order to attract and retain executives. The Committee also endeavors to base compensation on each individual's contribution to the Company's success. The Committee's objective is to have each executive's compensation package contingent on the Company's operational and, ultimately, financial success, as well as on individual performance milestones. The Committee reviews the Chief Executive Officer's performance and sets his compensation annually. Compensation recommendations for the Company's other executive officers are made by the Chief Executive Officer and reviewed by the Compensation Committee.

  The cash compensation paid to each executive officer in fiscal year 1997 was comprised of two fundamental elements: base salary and a variable incentive bonus. The Committee continues to believe that long term equity-based incentive compensation (in the form of stock options) which is performance driven and intended to align management's interest with the interests of the Company's shareholders constitutes an equally fundamental element of each executive officer's total compensation package. The Committee's policy generally is that executive officers having higher levels of responsibility should have a compensation package that places greater emphasis and dependence upon the Company's success and stock appreciation than on base salary.

  The principle components of the executive officers' compensation are discussed below.

  BASE SALARY. The base salary in fiscal year 1997 for each of the executive officers, including Dr. Bishop, the President and Chief Executive Officer, was established based on the performance of the individual as well as on a review of the compensation paid to persons holding comparable positions in other development stage biotechnology companies. To determine the compensation paid by these comparable companies, the Committee reviewed several published salary surveys. Dr. Bishop's base salary has been set above the average paid to the chief executive officers of comparable companies in recognition of Dr. Bishop's extensive experience and because he joined the Company at an early stage in its development.

  INCENTIVE BONUS. Each executive officer who was an employee of the Company at year end, including the Chief Executive Officer, was eligible to receive an incentive bonus in fiscal year 1997 based upon his or her achievement of specific goals tied to operational milestones. Each executive's goals were determined by the Committee and approved by the Board of Directors and were designed to assist the Company in achieving its overall corporate objectives. The goals for fiscal year 1997 initially were based on the Company's need to continue its existing and planned clinical trials, advance the Company's clinical trials in progress and continue to build a strong scientific and management team. After a corporate restructuring during which seventy percent of the Company's work force was terminated, the goals of the remaining executives were revised to reflect the need for effective downsizing implementation and advancement of the clinical trial program for Colloral, the Company's product for the treatment of rheumatoid arthritis. Each goal in an individual's bonus program was weighted according to its importance in achieving Company-wide objectives. In addition, a portion of each executive's bonus was discretionary based upon results achieved by the Company to which he or she contributed, as determined by the Committee.

  The amount of incentive bonus as a percentage of base salary that each executive officer was eligible to receive in fiscal year 1997 was set by the Committee at a level sufficient to provide a meaningful incentive to each individual and to align his or her interests with the Company's objectives. There was no minimum guaranteed bonus for any of the executive officers in fiscal year 1997.

  The Committee reviewed each executive officer's performance, including the performance of the Chief Executive Officer, to determine if the executive officer had achieved his or her goals. For fiscal 1997, Dr. Bishop earned 80% of the bonus he was eligible to receive and each executive officer earned at least 97% of the bonus he or she was eligible to receive.

  RETENTION PROGRAM PAYMENT. Each executive officer, including the Chief Executive Officer, that was an employee of the Company at December 19, 1997 received a retention program payment equal to one month's salary. The Compensation Committee recommended, and the Board of Directors approved, this company-wide program subsequent to a corporate restructuring during which seventy percent of the Company's workforce was terminated.

  STOCK OPTIONS. In fiscal 1997, the Committee recommended, and the Board of Directors approved, grants of incentive stock options to the executive officers which were designed to provide an incentive for these individuals to work as a team to achieve the long term objectives of the Company.

  As described in the Committee's Report on Repricing and Amendment of Options, on June 19, 1997, the Compensation Committee made the Repricing Offer pursuant to which each holder of stock options who was also an active employee of the Company had the right to exchange his or her then existing options for Repriced Options. Under the Repricing Offer, options to purchase an aggregate of 200,800 shares were surrendered by the named executive officers in exchange for Repriced Options to purchase an aggregate of 150,600 shares, all of which contain substantial restrictive terms on the right to exercise. In addition, the Compensation Committee cancelled all existing options which contained provisions accelerating vesting upon the achievement of certain corporate milestones (TARSOPs). On July 11, 1997, the Compensation Committee granted the executive officers of the Company Amended Options to purchase 479,000 shares which were issued in replacement of TARSOPs to purchase 410,000 shares which were cancelled. The Compensation Committee determined that the Repricing Offer and Amended Options were necessary to provide incentive for employees to remain with the Company subsequent to the corporate restructuring when seventy percent of its workforce was terminated.

                                          Respectfully submitted,

                                          Allan R. Ferguson
                                          R. John Fletcher
                                          Henri A. Termeer

               COMPARISON OF TOTAL RETURN AMONG AUTOIMMUNE INC.,
            AMEX BIOTECHNOLOGY INDEX AND THE NASDAQ COMPOSITE INDEX

  The following graph compares, for the period commencing January 21, 1993 (the effective date of the registration of the initial public offering of shares of the Company's Common Stock under the Securities Act of 1933) and ending on December 31, 1997, the cumulative total return of the Company's Common Stock with the Amex Biotechnology Index and the NASDAQ Composite Index, assuming the investment of $100 on January 21, 1993. The Company has not paid any dividends on its Common Stock.

                           1/21/93   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                           -------   --------   --------   --------   --------   --------
Autoimmune                  $100.00   $ 54.00    $ 41.00    $ 80.00    $110.00    $ 24.00
AMEX Biotechnology Index    $100.00   $ 74.00    $ 53.00    $ 78.00    $ 85.00    $ 95.00
NASDAQ Composite Index      $100.00   $111.00    $ 97.00    $153.00    $188.00    $231.00

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1998 by (i) those persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of the Company, (ii) each of the Company's directors, (iii) the executive officers named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. All information with respect to beneficial ownership by the Company's directors, officers or beneficial owners has been furnished by the respective director, officer or beneficial owner, as the case may be. The number of shares set forth below includes shares beneficially owned by spouses and minor children; the named persons disclaim any beneficial interest in the shares so included.

                                                   NUMBER OF SHARES
                                                    OF COMMON STOCK    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNERS            BENEFICIALLY OWNED(1)  OWNED
-------------------------------------            --------------------- -------
FIVE PERCENT OR GREATER SHAREHOLDERS
Wellington Management Company, LLP..............       1,810,000        11.03%
 75 State Street
 Boston, MA 02109
State of Wisconsin Investment Board.............       1,590,000         9.69%
 P.O. Box 7842
 Madison, WI 53707
Four Partners...................................       1,292,000         7.87%
 667 Madison Avenue
 New York, NY 10021
Garo H. Armen...................................       1,108,000         6.75%
 c/o Armen Partners, L.P.
 630 Fifth Avenue, Suite 2100
 New York, New York 10111
DIRECTORS
Robert C. Bishop................................         515,219(2)      3.05%
Hugh A. D'Andrade...............................          74,875(3)        *
Allan R. Ferguson...............................          41,078(4)        *
R. John Fletcher................................          36,520(5)        *
Henri A. Termeer................................          53,125(6)        *
Barry Weinberg..................................         183,058(7)      1.11%
NAMED EXECUTIVE OFFICERS
Robert C. Bishop................................         515,219(2)      3.05%
Malcolm J. F. Fletcher..........................          93,645(8)        *
Jo Ann Wallace..................................          31,457(9)        *
Heather A. Ellerkamp............................             --            *
Fredric G. Bader................................          73,652(10)       *
Michael W. Rogers...............................             --            *
Directors and officers as a group (9 persons)...       1,597,829(11)     9.37%

--------
  * Less than 1%
 (1) Except as otherwise noted, each person referenced in the table has sole voting and investment power with respect to such person's shares.
 (2) Includes 482,812 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (3) Includes 10,000 shares of Common Stock held by a trust of which Mr. D'Andrade is a trustee and 22,375 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (4) Includes 15,000 shares of Common Stock issuable to Aspen Venture Associates, L.P., the General Partner of Aspen Venture Partners, L.P., upon the exercise of options, 12,403 shares of Common Stock owned by Mr. Ferguson, 7,625 shares of Common Stock that Mr. Ferguson has the right to acquire within 60 days of the date of this table pursuant to options, 3,250 shares of Common Stock owned jointly by Mr. Ferguson and his spouse, 800 shares of Common Stock owned by Mr. Ferguson's spouse and 2,000 shares of Common Stock owned by Mr. Ferguson as custodian for his children. Mr. Ferguson has shared voting and investment power with respect to all such shares of Common Stock except that Mr. Ferguson has sole voting and investment power with respect to the 12,413 shares of Common Stock owned by him and said 7,625 shares of Common Stock issuable upon the exercise of options and no voting and investment power with respect to the 800 shares held by his spouse. Mr. Ferguson disclaims beneficial ownership of the 800 shares of Common Stock owned by his spouse and the 2,000 shares of Common Stock owned by Mr. Ferguson as custodian for his children.
 (5) Includes 60 shares of Common Stock owned by Mr. Fletcher's minor children and 16,375 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (6) Includes 33,125 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (7) Includes 95,625 shares of Common Stock issuable to Mr. Weinberg upon the exercise of options that are exercisable within 60 days of the date of this table including 28,125 shares donated to a family investment partnership of which Mr. Weinburg is the general partner.
 (8) Includes 92,125 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table and 20 shares of Common Stock owned by Dr. Fletcher's child.
 (9) Includes 26,250 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table and 5,207 shares owned jointly by Ms. Wallace and another.
(10) Includes 70,652 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table and 3,000 shares owned jointly by Dr. Bader and his spouse.
(11) Includes 644,899 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table by the Company's current executive officers.

                        -------------------------------

                    PROPOSAL TO APPROVE THE AUTOIMMUNE INC.
                            1998 STOCK OPTION PLAN

  The Company's shareholders are being asked to approve the AutoImmune Inc. 1998 Stock Option Plan adopted by the Board of Directors on April 1, 1998 (the "1998 Stock Option Plan"). The Company's 1988 Plan will expire on September 19, 1998. The 1998 Stock Option Plan is intended to continue the basic goals of the 1988 Plan by enhancing the ability of the Company to attract and retain directors, employees, consultants and advisers who are in a position to make significant contributions to the success of the Company, to reward them for their contributions and to encourage them to take into account the long-term interests of the Company.

  As of March 27, 1998, there were 1,366,709 options available for grant under the 1988 Stock Option Plan. The 1998 Stock Option Plan provides for the issuance of options to purchase up to 1,300,000 shares of Common Stock provided that no participant may receive in any calendar year awards under the 1998 Sock Option Plan and any other option plan of the Company for more than 200,000 shares of Common Stock. The Company intends to cease granting options under the 1988 Plan upon shareholder approval of the 1998 Stock Option Plan.

  The following is a summary of the material provisions of the 1998 Stock Option Plan and is qualified in its entirety by reference to the complete text of the 1998 Stock Option Plan, a copy of which is attached to this Proxy Statement as Appendix A.

  The 1998 Stock Option Plan provides for the granting of options intending to qualify as incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options, ("NSOs"). Only "employees" as defined in the Code will be eligible to receive ISOs. As of March 27, 1998, the Company had 21 employees. Based on the closing price of a share of the Company's Common Stock on March 27, 1998, which was $2.37, the market value of the shares of Common Stock that would be available for grants under the 1998 Stock Option Plan was $3,081,000 on that date.

  The 1998 Stock Option Plan will be administered by the Company's Board of Directors, provided that the Board may, in its discretion, delegate some or all of its power to the Compensation Committee. Among other things, the Board shall determine, subject to the provisions of the 1998 Stock Option Plan, whether and when to grant options to participants, the participants to whom options will be granted, the nature of the options to be granted and the terms and conditions of each option, including, without limitation, the exercise price, vesting schedule and term thereof.

  The exercise price of ISOs granted under the 1998 Stock Option Plan may not be less than the fair market value of the shares at the time the option is granted (or 110% thereof in the case of an option granted to a 10% shareholder) and the exercise price of NSOs granted under the 1998 Stock Option Plan may not be less than 85% of the fair market value of the shares at the time the option is granted. Options may be exercisable for a period of not more than ten years from the date of grant, subject to earlier termination on the optionee's death or termination of employment, and may not be transferred except by will or by the laws of descent and distribution. Shares subject to options granted under the 1998 Stock Option Plan which have lapsed or terminated may again be available for option grants under the 1998 Stock Option Plan. Subject to the foregoing and certain other restrictions set forth in the 1998 Stock Option Plan, the time or times at which options granted under the 1998 Stock Option Plan may be exercised, and any conditions pertaining to such exercise, are determined by the Board of Directors. The Board of Directors may at any time waive compliance with an obligation or condition or amend or cancel outstanding options, provided that no action that would adversely affect the holder of an option may be taken without the holder's consent. In the event the Company sells or transfers all or substantially all of its assets or engages in a consolidation or merger with any other company in which the Company is not the surviving corporation or which results in the acquisition of a majority of the Company's Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, all outstanding options, including unvested options, will become immediately exercisable and shall terminate upon consummation of such sale, transfer, merger or consolidation; provided that if there is a surviving corporation, the Board may arrange for replacement awards.

  For Federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the ISO, unless the optionee is then subject to alternative minimum tax, discussed below. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an ISO. However, if the aggregate fair market value (determined at the time the option is granted) of the Common Stock covered by ISOs which are exercisable for the first time in a calendar year exceeds $100,000, the excess will not be treated as shares acquired through the exercise of an ISO.

  If shares acquired upon the exercise of an ISO are not disposed of within the later of (i) the two-year period following the date the option is granted or (ii) the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. Any long-term capital gain will be taxed at the rate of 20% to the extent that the optionee held such shares for more than 18 months and 28% to the extent that the optionee held such shares for more than 12 months but not more than 18 months. If a disposition occurs before the expiration of the requisite holding period, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event the Company will be entitled to a corresponding deduction from its income, provided the Company satisfies certain tax reporting requirements. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as short-term capital gain. Any short-term capital gain will be taxed at ordinary income rates.

  "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is imposed on individuals at a flat rate of 26% of the first $175,000 and 28% of the balance and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax, and the payment of any alternative minimum tax resulting therefrom will not increase the optionee's basis for the shares acquired for regular income tax purposes. However, the amount of adjusted net alternative minimum tax paid in a taxable year is available as a credit against regular tax liability in future years with certain limitations.

  Under the Code, a person who is granted a NSO will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The amount of compensation income recognized by the optionee on the exercise of such options is subject to employment and income tax withholding. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a NSO is exercised, the Company will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided the Company satisfies certain tax reporting requirements. The Company, however, will not be entitled to deduct the amount by which the total individual remuneration on the exercise of NSOs with respect to each of the Company's chief executive officer and the four most highly compensated employees exceeds $1,000,000 unless such NSOs had an exercise price equal to at least the fair market value of the stock underlying such NSOs on the date of grant. When the optionee disposes of such shares, he or she will recognize capital gain or loss. The capital gain recognized by the optionee on the disposition of such shares will be short-term capital gain and taxed at ordinary rates, to the extent that such shares were held by the optionee for 12 months or less. The capital gain recognized on the disposition by the optionee of such shares will be long-term capital gain to the extent that the shares were held by the optionee for more than 12 months. Any long-term capital gain will be taxed at the rate of 20% to the extent that the optionee held such shares for more than 18 months, and 28% to the extent that the optionee held such shares for more than 12 months, but not more than 18 months.

  If a change in the vesting or cancellation provisions of an option could result in the holder of the option being deemed to receive, in the reasonable opinion of the Company's tax advisor, compensation constituting a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the Company may not deduct the amount of such payment that constitutes an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). Further, the amount of any "excess parachute payment" that is not deductible by the Company will reduce the $1,000,000 limit on compensation deductible by the Company imposed under Section 162(m) of the Code.

  The Company does not have present plans to grant awards under the 1998 Stock Option Plan. Through March 27, 1998, however, it continued to grant awards under the 1988 Plan. In addition, awards continued to be granted under the Non-Employee Director Plan. As of March 27, 1998, under the 1988 Plan and the Non-Employee Director Plan (net of options canceled due to repricing and amendment), (i) Robert C. Bishop had received options to purchase a total of 674,000 shares of Common Stock, (ii) Malcolm J. F. Fletcher had received options to purchase a total of 254,250 shares of Common Stock, (iii) Jo Ann Wallace had received options to purchase a total of 188,000 shares of Common Stock, (iv) Heather A. Ellerkamp had received options to purchase a total of 35,600 shares of Common Stock, (v) Fredric G. Bader had received options to purchase a total of 105,000 shares of Common Stock, (vi) Michael W. Rogers had received options to purchase a total of 51,750 shares of Common Stock, (vii) all current executive officers as a group had received options to purchase 1,151,850 shares of Common Stock, (viii) all current non-employee directors as a group have received options to purchase 285,500 shares of Common Stock, (ix) Aspen Venture Partners, L.P., an associate of Allan R. Ferguson, a director of the Company, had received an option to purchase 15,000 shares of the Company's Common Stock, (x) associates of R. John Fletcher, a director of the Company, had received options to purchase 16,116 shares of the Company's Common Stock, and (xi) all non-executive officer employees as a group had received options to purchase 301,063 shares of the Company's Common Stock. Because under the 1988 Plan and, if adopted, the 1998 Stock Option Plan, options are granted from time to time to those persons who the Compensation Committee determines in its discretion should receive options, the benefits and amounts that may be received in the future by persons eligible to participate in the 1988 Plan subsequent to March 27, 1998 and prior to shareholder approval (at which time the Company will cease granting options under the 1988 Option Plan) and the 1998 Stock Option Plan is not presently determinable.

  THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO VOTE FOR THE APPROVAL OF THE 1998 STOCK OPTION PLAN. PROXIES WILL BE VOTED IN THE MANNER SPECIFIED THEREIN WITH RESPECT TO APPROVAL AND, IF NO SPECIFICATION IS MADE, IN FAVOR OF APPROVAL.

                         COMPLIANCE WITH SECTION 16(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater then ten percent beneficial owners were satisfied; provided that a Form 5 for Henri A. Termeet, a director of the Company, was filed late.

                           PROPOSALS TO SHAREHOLDERS

  Proposals to shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices by December 9, 1998 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of federal securities laws.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. All costs of solicitation will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

April 8, 1998

                                                                     APPENDIX A

                                AUTOIMMUNE INC.

                            1998 STOCK OPTION PLAN

1. PURPOSE

  The purpose of this 1998 Stock Option Plan (the "Plan") is to advance the interests of AutoImmune Inc. (the "Company") by enhancing the ability of the Company and its subsidiaries to attract and retain directors, employees, consultants or advisers who are in a position to make significant contributions to the success of the Company, to reward them for their contributions and to encourage them to take into account the long-term interests of the Company.

  The Plan provides for the award of options to purchase shares of the Company's common stock ("Stock"). Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the "Code") (any option that is intended to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Options granted pursuant to the Plan shall be presumed to be non-incentive options ("nonqualified options") unless expressly designated as incentive options.

2. ELIGIBILITY FOR AWARDS

  Persons eligible to receive awards under the Plan shall be all officers, employees, consultants and advisers of the Company and its subsidiaries who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Directors, including directors who are not employees, of the Company shall be eligible to receive awards under the Plan. Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Persons selected for awards under the Plan are referred to herein as "participants".

3. ADMINISTRATION

  The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting of options to such participants as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each award;
(e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determination of the Board shall be conclusive and shall bind all parties. Subject to Section 8, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by the participant under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify). Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by
Section 5(c) and Section 6(i).

  The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the Compensation Committee (the "Committee"), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4. EFFECTIVE DATE AND TERM OF PLAN

  The Plan shall become effective on the date on which it is approved by the shareholders of the Company. Grants of awards under the Plan may be made prior to that date (but contemporaneous with or after Board adoption of the Plan), subject to approval of the Plan by such shareholders.

  The Plan shall expire one day less than ten years from the earlier of the date of the adoption of the Plan by the Board or the date the Plan received shareholder approval. In no event shall any Options be granted under the Plan after the expiration of the Plan.

5. SHARES SUBJECT TO THE PLAN

  (a) Number of Shares. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 1,300,000. Subject to adjustment as provided in Section 5(c), in no event shall any participant receive in any calendar year awards under the Plan and grants of stock options under any other stock option plan maintained by the Company for more than 200,000 shares of Stock.

  (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

  (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of Stock subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares of Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

  The Board may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

6. TERMS AND CONDITIONS OF OPTIONS

  (a) Exercise Price of Options. The exercise price of each option shall be determined by the Board but in the case of an incentive option shall not be less than 100% (110% in the case of an incentive option granted to a 10% shareholder) of the fair market value of the Stock at the time the option is granted and in the case of non-incentive options shall not be less than 85% of the fair market value of the Stock at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. For this purpose, "fair market value" shall have the same meaning as it does in the provisions of the Code applicable to incentive options and the regulations thereunder; and "10% shareholder" shall mean any participant who at the time of grant owns, directly, or by reason of the attribution rules set forth in Section 424(d) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations.

  (b) Duration of Options. Options shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date that is ten years (five years in the case of an incentive option granted to a "10% shareholder" as defined in (a) above) from the date the option was granted or such earlier date as the Board may specify at the time the option is granted.

  (c) Exercise of Options.

    (i) Options shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

    (ii) To the extent that the aggregate "fair market value" of Stock subject to any option with respect to which incentive options first become exercisable by a participant in any calendar year exceeds $100,000, such options shall be treated as nonqualified options. For this purpose, "fair market value" of the Stock subject to the options shall be determined as of the date the options were awarded. In reducing the $100,000 limit, the most recently granted option shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Board may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an incentive option.

    (iii) Options may be exercised only in writing by the proper person and furnished to the Company, together with (A) such documents as the Board requires and (B) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

    (iv) The delivery of Stock upon the exercise of an option shall be subject to compliance with (A) applicable federal and state laws and regulations, (B) if the outstanding Stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (C) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

    (v) In the case of an option that is not an incentive option, the Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local income tax withholding requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or the time of exercise, the participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (A) delivering to the Company Stock (which in the case of Stock acquired from the Company shall have been owned by the participant for at least six months prior to the delivery date) having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

  In the case of an incentive option, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state income tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the participant exercising the option agree (A) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (B) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

    (vi) If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

  (d) Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows:

    (i) in cash or by personal check, certified check, bank draft or money order payable to the order of the Company; or

    (ii) if so permitted by the Board (which, in the case of an incentive option, shall specify the method of payment at the time of grant), (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months prior to delivery) having a fair market value at the date of delivery equal to the purchase price or (B) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid by a personal check or promissory note of the person exercising the option.

  (e) Rights as Shareholder. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by the participant under the Plan.

  (f) Nontransferability of Awards; Restrictions on Stock. Except as the Board may otherwise determine, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant.

  The Board, in its discretion, may at the time an award is granted make Stock delivered under the award subject to such restrictions and conditions, including restrictions on resale and buy-back rights, as it deems appropriate.

  (g) Death. Except as otherwise provided in the award by the Board at the time of grant, if a participant dies, each option held by the participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the participant's executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer or shorter period as the Board may determine) beginning with the date of the participant's death but in no event beyond the Final Exercise Date.

  (h) Termination of Service other than by Death. Except as otherwise provided in the award by the Board at the time of grant, if an employee's employment with the Company and its subsidiaries terminates for any reason other than by death, all options held by the employee that are not then exercisable shall terminate. Options that are exercisable on the date employment terminates shall continue to be exercisable for a period of 90 days (or such longer period as the Board may determine, but in no event beyond the Final Exercise
Date) unless the employee (i) was discharged for cause (in which event all options then held by the employee shall terminate as of the date of discharge, whether or not then exercisable) or (ii) resigned and within 90 days thereafter the Board determines that the participant's conduct prior to his or her resignation warranted a discharge for cause (in which event all options held by the employee as of the date of resignation shall terminate as of the date of resignation, whether or not then exercisable). After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(h), (i) employment shall not be considered terminated (A) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (B) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies, and (ii) "cause" shall mean willful misconduct by the participant or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the participant of any provision of any employment, advisory, consulting, nondisclosure, non-competition or other agreement between the participant and the Company or any subsidiary of the Company).

  In the case of a participant who is not an employee, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such participant that are not then exercisable shall terminate upon termination of service. Options that are exercisable on the date the participant's service as a director, consultant or adviser terminates shall continue to be exercisable for a period of 30 days (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the director, consultant or adviser (i) was terminated for cause or (ii) resigned and within 30 days thereafter the Board determines that the participant's conduct prior to his or her resignation warranted a discharge for cause. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.

  (i) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of a majority of all of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets, all outstanding awards shall thereupon terminate, provided that at least 20 days prior to the effective date of any such merger, consolidation or sale of assets, the Board shall either (i) make all outstanding awards exercisable immediately prior to (and subject to) consummation of such merger, consolidation or sale of assets or (ii) if there is a surviving or acquiring corporation, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or an affiliate of that corporation grant to participants replacement awards, which awards in the case of incentive options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code.

  The Board may grant awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

7. EMPLOYMENT RIGHTS

  Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee or director of, or consultant or adviser to, the Company or any subsidiary of the Company or affect in any way the right of the Company or any such subsidiary to terminate his or her employment by the Company or any subsidiary of the Company at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company or any subsidiary of the Company to the participant by contract or otherwise.

8. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

  Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

  The Board may at any time discontinue granting awards under the Plan. With the consent of the participant (except as otherwise provided in the Plan), the Board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall adversely affect the rights of any participant (without the participant's consent) under any award previously granted and provided that any change to the number of shares of Stock subject to the Plan or the employees or class of employees eligible to participate in the Plan shall be subject to shareholder approval.

LOGO

                                AUTOIMMUNE INC.

                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 28, 1998

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder hereby appoints Robert C. Bishop and Heather A. Ellerkamp, and each of them individually, proxies for the undersigned, with full power of substitution and re-substitution, to represent the undersigned and to vote all shares of common stock of AUTOIMMUNE INC. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 28, 1998 and at any and all adjournments thereof (the "Meeting"), as follows:

1. Election of Directors. Nominees:

      Barry Weinberg  Robert C. Bishop, Ph.D.  Hugh A. D'Andrade  Allan R.
                  Ferguson  R. John Fletcher  Henri A. Termeer

                  [_] FOR           [_] WITHHELD

FOR, except vote withheld for the following nominee(s), if any:

--------------------------------------------------------------------------------

2. Approval of the proposal to adopt AutoImmune Inc.'s 1998 Stock Option Plan.

                  [_] FOR           [_] AGAINST

3. Authorizing proxyholders to vote in their discretion as to such matters as may properly come before the Meeting.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS LISTED ABOVE, INCLUDING AUTHORIZING THE PROXYHOLDERS TO VOTE IN THEIR DISCRETION AS TO ALL MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                             PLEASE SIGN ON REVERSE

LOGO

                                           ------------------------------------
                                           ------------------------------------
                                                       Signature(s)
                                           Dated: ______________________ , 1998

                                           NOTE: Please sign exactly as name
                                           or names appear above. When signing
                                           as Attorney, Executor, Trustee,
                                           Guardian, or Officer of a
                                           corporation, please give title as
                                           such. For joint accounts, all named
                                           holders should sign.

--------------------------------------------------------------------------------
   PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.